[LOGO]
NUCOR

 2100 Rexford Road    Charlotte, North Carolina 28211    Phone 704/366-7000
                               Fax 704/362-4208

       NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

                                ANNUAL MEETING

   The 2002 annual meeting of stockholders of Nucor Corporation will be held in Morrison A & B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, at 10:00 a.m. on Thursday, May 9, 2002 to elect two directors for three years (and to conduct such other business as may properly come before the meeting).

   Stockholders of record at the close of business on March 11, 2002, are entitled to notice of and to vote at the meeting.

   It is important that you vote. To ensure that you will be represented at the meeting, please vote by one of the three methods offered: (1) via mail by signing and promptly returning the enclosed proxy card, in the enclosed envelope; (2) via telephone using the toll-free number and instructions shown on the enclosed proxy card; or (3) via the Internet by using the web site information and instructions listed on the enclosed proxy card. Your prompt attention is requested.

                                            By order of the Board of Directors,

                                                               TERRY S. LISENBY

                                             Chief Financial Officer, Treasurer
                                                   and Executive Vice President
March 21, 2002

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.


                              GENERAL INFORMATION

   The enclosed proxy is being solicited by the Board of Directors of Nucor Corporation ("Nucor") for use at the 2002 annual meeting of stockholders to be held on Thursday, May 9, 2002, and any adjournment. The proxy may be revoked by the stockholder by letter to the Secretary of Nucor received before the meeting, or by utilizing a ballot at the meeting. In addition to solicitation by mail, telephone and Internet, arrangements may be made with third parties, including brokerage firms and other custodians, nominees and fiduciaries, the cost of which will be paid by Nucor.

   The total number of outstanding shares of common stock as of February 28, 2002 was 77,967,994. Only stockholders of record at the close of business on March 11, 2002 are entitled to notice of, and to vote at, the meeting. A majority of the outstanding shares constitutes a quorum. In voting on matters other than the election of directors, each stockholder has one vote for each share of stock held. With respect to the election of directors, stockholders have cumulative voting rights, which means that each stockholder has the number of votes equal to the number of shares held times the number of directors to be elected. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. For matters other than the election of directors, abstentions are counted in tabulations of votes cast on proposals presented to stockholders, and have the effect of voting against such proposals; broker non-votes are not counted for purposes of determining whether a proposal has been approved. Directors are elected by plurality vote; thus, any shares not voted (abstention, broker non-vote or otherwise) have no effect. Unless otherwise specified, matters other than the election of directors require the vote of a majority of the shares represented at the meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting, and is not revoked by the stockholder, and will give to the persons appointed as proxies the discretionary authority to cumulate votes.

   The 2001 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement.

                             ELECTION OF DIRECTORS

   Nucor's Board of Directors recommends that Nucor's stockholders vote FOR the election of directors.

   Nucor's Board of Directors is divided into three classes. The terms of two directors, Peter C. Browning and Victoria F. Haynes, expire in 2002; therefore, two places on Nucor's Board are to be filled at the 2002 annual meeting of stockholders. It is intended that votes will be cast pursuant to the enclosed proxy (unless authority is specifically withheld) for re-election of Mr. Browning and Ms. Haynes as directors for terms expiring in 2005 and until their successors are elected and qualified. They have agreed to continue to serve as directors if elected. If they should become unable to serve, the enclosed proxy will be voted for the election of such other persons, if any, as Nucor's Board of Directors may designate.

   Nucor's Board of Directors recommends a vote FOR the election of directors. Unless otherwise specified, proxies will be voted FOR the election of directors.

   The following table sets forth certain information about all of the directors, as of February 28, 2002:

                                                   Principal occupation
                                                and directorships in other                      Director  Term
      Name (and age)                                 public companies                            since   expires
-------------------------- -------------------------------------------------------------------- -------- -------

Peter C. Browning (60)     Dean, McColl School of Business (effective March 2002);                1999    2002
                           Non-Executive Chairman of Nucor Corporation (effective September
                           2000); Former President and Chief Executive Officer (from 1998 to
                           2000) and President and Chief Operating Officer (from 1995 to 1998),
                           Sonoco Products Company; Director: Wachovia Corporation, Lowe's
                           Companies, Inc., Phoenix Home Life Mutual Insurance Company and
                           Acuity Brands, Inc.

Clayton C. Daley, Jr. (50) Chief Financial Officer, The Procter & Gamble Company                  2001    2003
                           (from 1999 to present); previously Senior Vice President
                           (from 1998 to 1999) and Vice President and Treasurer
                           (from 1994 to 1998), The Procter & Gamble Company

Daniel R. DiMicco (51)     Vice Chairman (effective June 2001), President and Chief Executive     2000    2004
                           Officer (effective September 2000), Nucor Corporation; previously
                           Executive Vice President (from 1999 to 2000) and Vice President
                           (from 1992 to 1999), Nucor Corporation

Harvey B. Gantt (59)       Principal Partner, Gantt Huberman Architects                           1999    2003

Victoria F. Haynes (54)    President and Chief Executive Officer,                                 1999    2002
                           Research Triangle Institute (since 1999); Former
                           Vice President and Chief Technical Officer,
                           The BF Goodrich Company (from 1992 to 1999); Director, The
                           Lubrizol Corporation

James D. Hlavacek (58)     Managing Director, Market Driven Management                            1996    2004

   Two directors retired in 2001 after several decades of dedicated service to Nucor. After thirty-eight years of employment with Nucor and thirty years of service as a director, H. David Aycock retired from the Board of Directors in June 2001. Samuel Siegel began his career with Nucor in 1961 and retired as Chief Financial Officer, Treasurer and Secretary in 1999. Mr. Siegel retired from the Nucor Board of Directors in December 2001 after thirty-three years as a board member.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following tables give information concerning the beneficial ownership of Nucor's common stock by all directors, each named executive officer, all directors and senior officers as a group, and the owners of more than five percent of the outstanding common stock of Nucor. The named executive officers include the chief executive officer and the other four highest-compensated senior officers whose cash compensation exceeded $100,000 for 2001. "Beneficial ownership" is determined in accordance with the rules of the Securities and Exchange Commission.

                         Senior Officers and Directors

                                     Shares Owned
                                as of February 28, 2002
                                -----------------------
                                Sole Voting    Shared
                                    and      Voting and   Shares     Total
                                Investment   Investment Subject to Beneficial Percent
             Name                  Power       Power     Options   Ownership   Owned
-----------------------         -----------  ---------- ---------- ---------- -------

Peter C. Browning                   1,451          --      1,287      2,738      --
Clayton C. Daley, Jr.                 200          --         --        200
Daniel R. DiMicco                  26,115          --     24,342     50,457    0.06%
Harvey B. Gantt                       800          --        858      1,658      --
Victoria F. Haynes                    667          --        858      1,525      --
James D. Hlavacek                   1,100         200        858      2,158      --
Terry S. Lisenby                   19,596          --     14,446     34,042    0.04%
Hamilton Lott, Jr.                 21,749          --     19,117     40,866    0.05%
D. Michael Parrish                 32,390          44     19,909     52,343    0.07%
Joseph A. Rutkowski                21,598         170     19,038     40,806    0.05%
All 25 directors and senior
  officers as a group
  (including those named above)   443,357      21,837    297,582    762,776    0.98%

Note
Pursuant to the Senior Officers Incentive Stock Plan, the named executives listed above held shares of stock, which have been issued under the Stock Plan, and which were restricted as to transfer at February 28, 2002 (with "value" as defined by the rules of the Securities and Exchange Commission) as follows: Mr. DiMicco, 21,695 ($1,225,768); Mr. Lisenby, 16,718 ($944,567); Mr. Lott, 17,852
($1,008,638); Mr. Parrish, 21,179 ($1,196,614); Mr. Rutkowski, 18,043
($1,019,430).

           Beneficial Owners of More Than 5% of Nucor's Common Stock

                                                   Amount of
                                             Beneficial Ownership   Percent
                Name and Address            as of December 31, 2001  Owned
     -----------------------------          ----------------------- -------

     FMR Corporation (Fidelity Funds)              8,364,819         10.75%
     82 Devonshire Street
     Boston, Massachusetts 02109
     State Farm Mutual Automobile Insurance
       Company and related entities                7,103,634          9.13%
     One State Farm Plaza
     Bloomington, Illinois 61710

                             CORPORATE GOVERNANCE

   The Board of Directors of Nucor had eight meetings during 2001. Directors who are not senior officers are paid standard directors' fees of $10,000 quarterly, including meeting fees. The Non-Executive Chairman is paid $15,000 quarterly, including meeting fees. The non-executive directors who serve as chairman of a board committee receive an additional $750 per quarter. Directors who are not senior officers of Nucor are granted non-qualified stock options semi-annually with a target Black-Scholes annual value of $15,000. The Non-Executive Chairman is granted non-qualified stock options semi-annually with a target Black-Scholes annual value of $22,000. The purchase price of stock covered by an option granted to directors is to be 100% of the market value of such shares on the date of the grant. The options are granted on March 1 and September 1 of each year, are exercisable six months after the grant date and expire seven years after the grant date.

   The Board of Directors of Nucor has three committees: Audit Committee, Compensation and Executive Development Committee, and Governance and Nominating Committee. The responsibilities of the Audit Committee are identified in the Report of the Audit Committee. The members of the Audit Committee are Mr. Hlavacek (Chairman), Mr. Browning, Mr. Daley, Mr. Gantt and Ms. Haynes. The Audit Committee held four meetings during 2001.

   The Compensation and Executive Development Committee has the following functions: (1) review the compensation of the senior executives of Nucor to ensure that they are compensated effectively and consistently with the stated compensation strategy and that compensation is tied to the performance of the Company; (2) ensure that the profit sharing plans for employees of Nucor are consistent with the Company's performance and its compensation philosophy; and
(3) review management development and succession plans. The members of the Compensation and Executive Development Committee are Ms. Haynes (Chairman), Mr. Browning, Mr. Daley, Mr. Gantt and Mr. Hlavacek. The Compensation and Executive Development Committee held four meetings during 2001.

   The Governance and Nominating Committee has the following functions: (1) review corporate governance issues; (2) consider and recommend nominees for election as directors and recommend director compensation; and (3) implement processes and procedures for the annual review of the Chief Executive Officer, Non-Executive Chairman and Board of Directors. The members of the Governance and Nominating Committee are Mr. Browning (Chairman), Mr. Daley, Mr. DiMicco, Mr. Gantt, Ms. Haynes and Mr. Hlavacek. The Committee held four meetings during 2001.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. In March 2002, the Audit Committee revised the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A.

   In connection with the December 31, 2001 financial statements, the Audit
Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

   Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

PRINCIPAL ACCOUNTING FIRM FEES

   The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP in 2001: Audit--$350,000; Financial Information Systems Design and Implementation Fees--none; and All Other--$273,017.

THE AUDIT COMMITTEE

James D. Hlavacek, Chairman
Peter C. Browning
Clayton C. Daley, Jr.
Harvey B. Gantt
Victoria F. Haynes

   REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE ON SENIOR
                             OFFICERS COMPENSATION

   Nucor's senior officers compensation program is significantly oriented towards Nucor's Senior Officers Cash and Stock Incentive Compensation Plans. These Senior Officers Incentive Plans directly link Nucor's performance and the senior officers' compensation. All of Nucor's senior officers, including the chief executive officer, participate in the Senior Officers Incentive Plans. These Senior Officers Incentive Plans began in 1966 and are based solely on Nucor's profitability, with a portion of each year's pre-tax earnings in excess of an earnings base payable to senior officers, partly in cash and partly in stock. The cash and stock are allocated for each year to senior officers according to base salary. Nucor's Compensation and Executive Development Committee reviews national surveys of the base salaries and total compensation of chief executive officers and senior officers in manufacturing companies with sales, assets and capital comparable to Nucor. The Committee then sets the base salaries of Nucor's chief executive officer and senior officers at a low level compared with the median for comparable positions in such other manufacturing companies. Nucor's Compensation and Executive Development Committee then also sets the earnings base for the Senior Officers Incentive Plans (below which nothing is payable), taking into consideration Nucor's growth, profitability and capital. Since the inception of the Senior Officers Incentive Plans in 1966, this earnings base (below which nothing is payable) has been increased eighteen times, from $500,000 to the present $240,000,000.

   All of Nucor's 174 key employees, including senior officers, participate in Nucor's Key Employees Incentive Stock Option Plans. Under the Incentive Stock Option Plans, stock options are granted at 100% of the market value on the date of grant, are exercisable six months after the grant date and expire seven years after the grant date. Stock option grants to Nucor's chief executive officer and senior officers are substantially below the median for comparable positions in manufacturing companies with sales, assets and capital comparable to Nucor. The dollar amount of options granted for key employees is established by the Compensation and Executive Development Committee and approved by the Board of Directors. The Incentive Stock Option Plans provide incentive for all key employees, including the chief executive officer and senior officers, by further identifying their interests with those of Nucor's stockholders, since these key employees benefit only if Nucor's stockholders benefit by increases in Nucor's stock price.

   Nucor's senior officers do not participate in Nucor's Profit Sharing Plans. Nucor's senior officers do not participate in any pension plan.

   Nucor has received commendations for its long-term policy (more than 35 years) of linking senior officers' compensation to Nucor's performance.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Victoria F. Haynes, Chairman
Peter C. Browning
Clayton C. Daley, Jr.
Harvey B. Gantt
James D. Hlavacek

   The following table sets forth compensation information for the chief executive officer and for the other four highest-compensated senior officers whose cash compensation exceeded $100,000 for 2001:

                          Summary Compensation Table

                                                                                    Long-Term
                                                         Annual Compensation      Compensation
                                                        --------------------- ---------------------
                                                                     Cash        Stock      Stock
                                                                  Incentive    Incentive   Options
                                                          Base   Compensation Compensation Granted
     Name (and age)      Principal Position(s)     Year  Salary     (Note)       (Note)    (shares)
------------------       ---------------------     ---- -------- ------------ ------------ --------

Daniel R. DiMicco (51)    Vice Chairman,           2001 $423,029       None         None    9,448
                          President and Chief      2000  291,320   $411,550     $304,840    9,088
                          Executive Officer        1999  214,984    172,180      127,494    2,422

Terry S. Lisenby (50)     Chief Financial Officer, 2001  298,300       None         None    7,086
                          Treasurer and Executive  2000  252,000    356,003      263,684    7,041
                          Vice President (since    1999  156,000    124,940       92,524    2,422
                          January 2000);
                          previously Vice
                          President and Corporate
                          Controller

Hamilton Lott, Jr. (52)   Executive Vice President 2001  277,200       None         None    6,270
                          (since September 1999);  2000  252,000    356,003      263,684    7,041
                          previously Vice          1999  167,074    133,809       99,101    2,422
                          President

D. Michael Parrish (49)   Executive Vice President 2001  277,200       None         None    6,270
                          (since November 1998);   2000  252,000    356,003      263,684    7,041
                          previously Vice          1999  230,000    184,206      136,428    3,214
                          President

Joseph A. Rutkowski (47)  Executive Vice President 2001  277,200       None         None    6,270
                          (since November 1998);   2000  252,000    356,003      263,684    7,041
                          previously Vice          1999  230,000    184,206      136,428    3,214
                          President

Note
All of Nucor's employees, except senior officers, participate in various incentive compensation plans which are based on Nucor's profitability and productivity. In addition, all of Nucor's employees, except senior officers, participate in Nucor's Profit Sharing Plans, pursuant to which Nucor contributes at least 10% of each year's pre-tax earnings. Nucor's senior officers participate only in Nucor's Senior Officers Cash and Stock Incentive Compensation Plans, which are based on Nucor's profitability. Pursuant to the Senior Officers Incentive Plans, a portion (approximately 3.5% for 2002 and
2001) of each year's pre-tax earnings (as defined) in excess of an earnings base ($240,000,000 for 2002 and 2001) is payable to senior officers, partly in cash and partly in stock, as incentive compensation. The cash and stock are allocated for each year to senior officers according to base salary. Since the inception of the Senior Officers Incentive Plans in 1966, the earnings base (below which nothing is payable) has been increased eighteen times, from $500,000 to the present $240,000,000. In 2001, pre-tax earnings did not exceed the $240,000,000 earnings base; therefore, senior officers did not receive a cash or stock bonus.

   Nucor's Chief Executive Officer, Chief Financial Officer and Executive Vice Presidents have signed agreements not to compete with Nucor, under which they will receive as consideration their base salary for up to three years after cessation of employment.

   The following tables set forth stock option information for the chief executive officer and for the four other highest-compensated senior officers whose cash compensation exceeded $100,000 for 2001:

                      Stock Option Grants in 2001 (Note)

                                                                       Potential Realizable Value of
                              Stock Options Granted in 2001            Stock Options Granted in 2001
                    -------------------------------------------------- -----------------------------
                    Number Percent of Total                             5% Annual        10% Annual
                      Of    Granted to All  Exercise    Expiration     Stock Price      Stock Price
       Name         Shares    Employees      Price         Date        Appreciation     Appreciation
--------------      ------ ---------------- -------- ----------------- ------------     ------------
Daniel R. DiMicco   4,954        1.1%        $44.40  February 29, 2008   $89,545          $208,678
                    4,494        1.0%         48.95    August 31, 2008    89,554           208,700

Terry S. Lisenby    3,716        0.8%         44.40  February 29, 2008    67,168           156,529
                    3,370        0.7%         48.95    August 31, 2008    67,156           156,502
Hamilton Lott, Jr.  3,288        0.7%         44.40  February 29, 2008    59,431           138,501
                    2,982        0.6%         48.95    August 31, 2008    59,424           138,483
D. Michael Parrish  3,288        0.7%         44.40  February 29, 2008    59,431           138,501
                    2,982        0.6%         48.95    August 31, 2008    59,424           138,483
Joseph A. Rutkowski 3,288        0.7%         44.40  February 29, 2008    59,431           138,501
                    2,982        0.6%         48.95    August 31, 2008    59,424           138,483

Note
174 key employees, including senior officers, participate in Nucor's Key Employees Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 2001, key employees, other than the above-named senior officers, were granted stock options for 429,825 shares (92% of the total stock options granted to all employees), at the same exercise prices and expiration dates as the above-named senior officers. The potential realizable value of stock options granted to these other key employees was $8,162,644 at 5% annual stock price appreciation and $19,022,432 at 10% annual stock price appreciation.

                        Stock Option Exercises in 2001
                  and Year-End 2001 Stock Option Data (Note)

                                                       Number of Unexercised    "Value" of Unexercised
                                                           Stock Options          In-the-Money Stock
                    Stock Options Exercised in 2001      at Year-End 2001      Options at Year-End 2001
                    -------------------------------- ------------------------- -------------------------
       Name         Shares Acquired "Value" Realized Exercisable Unexercisable Exercisable Unexercisable
--------------      --------------- ---------------- ----------- ------------- ----------- -------------
Daniel R. DiMicco        1,052          $ 6,270        20,868        4,494      $203,178      $18,021
Terry S. Lisenby         2,072            8,840        16,563        3,370       154,142       13,514
Hamilton Lott, Jr.       2,072           10,434        16,135        2,982       150,479       11,958
D. Michael Parrish       2,072           10,276        16,927        2,982       156,464       11,958
Joseph A. Rutkowski      2,072            8,618        16,927        2,982       156,464       11,958

Note
"Value" (as defined by the rules of the Securities and Exchange Commission) is the excess of the market price over the exercise price. During 2001, key employees, other than the above-named senior officers, acquired 204,913 shares on exercise of stock options. At year-end 2001, these other key employees had 1,046,323 unexercised stock options, 835,037 of which were exercisable and 211,286 were unexercisable. At year-end 2001, these other key employees had unexercised in-the-money stock options, with a "value" of $7,087,307 for exercisable stock options, and $847,257 for unexercisable stock options. The "value" of unexercised in-the-money stock options is calculated using the last published price per share at which Nucor common stock was traded on December 31, 2001 ($52.96).

                            STOCK PERFORMANCE GRAPH

                                                   This graphic comparison assumes the
                                                investment of $100 in Nucor Common Stock,
                                                $100 in the S&P 500 Index, and $100 in the S&P
                                                Steel Group Index, all at year-end 1996. The
                                      [CHART]   resulting cumulative total return assumes that cash
                                                dividends were reinvested. Nucor Common Stock
                                                comprised 50% of the S&P Steel Group Index at
         Nucor        S&P 500   S&P Steel Group year-end 2001 (29% at year-end 1996).
1996    100.00         100.00            100.00
1997     95.48         133.36            101.74
1998     86.38         171.47             88.19
1999    110.66         207.56            108.76
2000     81.44         188.66             68.42
2001    110.34         166.24             86.98

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities and Exchange Act of 1934 requires that our executive officers and directors file reports of their ownership and changes in ownership of Nucor common stock on Forms 3, 4 and 5 with the SEC and NYSE. In 2001, John J. Ferriola, an executive vice president, inadvertently failed to report the sale of shares. In February 1993, Michael D. Parrish, an executive vice president, inadvertently failed to report the purchase of shares that were jointly owned with his father. In 1997 and 1998, James D. Hlavacek, a member of the board of directors, reported the purchase of shares on Form 4's; however, the shares were inadvertently reported as direct ownership instead of indirect ownership. All of these transactions were reported in Form 5's filed in February 2002. Clayton C. Daley, Jr. became a board member in December 2001; however a Form 3 was not filed until February 2002.

                                 OTHER MATTERS

   Nucor's Board of Directors does not intend to present any matters to the 2002 annual meeting of stockholders other than as set forth above, and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment, the matter may be excluded by Nucor as untimely or the persons named in the enclosed proxy may vote such proxy on the matter according to their best judgment.

   Any stockholder proposal intended to be included in Nucor's proxy statement for its 2003 annual meeting of stockholders must be received by Nucor not later than November 21, 2002. Any stockholder proposal intended to be presented at the 2003 annual meeting of stockholders, but that will not be included in the proxy statement, must be received by Nucor at least 60 days before the date of such meeting. The 2003 annual meeting of stockholders is expected to be held on May 8, 2003. Any proposals not received before this deadline may be excluded from the meeting.

   Nucor's financial statements are audited by PricewaterhouseCoopers LLP. A representative of that firm will be present at the meeting with an opportunity to make a statement and answer appropriate questions.

                                           By order of the Board of Directors,

                                                  DANIEL R. DIMICCO

                                   Vice Chairman, President and
                                            Chief Executive Officer

March 21, 2002

         PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

                                                                      EXHIBIT A

                         NUCOR AUDIT COMMITTEE CHARTER

   The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and be comprised entirely of outside directors. The Audit Committee is appointed by the Board of Directors to help the Board oversee the Company's internal controls, audits, financial reporting, and ethical business practices and policies.

   The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee reviews the performance and fees of the independent public accountants and oversees their independence. The Audit Committee meets regularly with the independent auditors, the manager of internal audit, and with management to review the adequacy of internal controls, changes in accounting policies, and the quality of financial reporting. The Audit Committee reviews the performance and fees of the independent public accountants and oversees their independence. Both the independent public accountants and the internal auditors have full access to members of the Audit Committee. Likewise, the Audit Committee members have full access to both the independent public accountants and the internal auditors.

   The Audit Committee shall receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

                       Please sign, date, detach and mail

                              the proxy card below

                              as soon as possible!

                         -----------------------------

                                      NUCOR

                         Annual Meeting of Stockholders

                                   May 9, 2002

------------------------------------------------------------------------------
                                     NUCOR

PROXY         2100 Rexford Road, Charlotte, North Carolina 28211
                    Phone (704) 366-7000  Fax (704) 362-4208

     Proxy solicited on behalf of Board of Directors of Nucor Corporation for 2002 annual meeting of stockholders, to be held at 10:00 A.M. on Thursday, May 9, 2002, in Morrison A and B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina.

     Daniel R. DiMicco and Terry S. Lisenby, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 2002 annual meeting of stockholders, and any adjournment, on the following proposal, as set forth in the proxy statement, and upon such other matters as may properly come before the meeting:

     Elect two directors for three years

     (Nucor's Board of Directors recommends a vote FOR).
                                                    ---
This proxy will be voted FOR the proposal, unless otherwise indicated.
                         ---

                     PLEASE SIGN AND DATE ON THE OTHER SIDE

------------------------------------------------------------------------------

                                      NUCOR

                         Annual Meeting of Stockholders

                                   May 9, 2002

Co. # ____________                                           Acct. # __________

                        --------------------------------
                           PROXY VOTING INSTRUCTIONS
                        --------------------------------

TO VOTE BY MAIL
---------------

Please sign, date, detach and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS            [                        ]

------------------------------------------------------------------------------
a [x]  Please mark your
       votes as in this
       example

     Nucor's Board of Directors recommends that you vote FOR
                                                         ---

                            FOR                VOTE
                                             WITHHELD
 Elect
as directors                [  ]              [  ]      Nominees:
the two nominees                                          Peter C. Browning
                                                          Victoria F. Haynes

(To withhold your vote for any nominee, strike a line through the person's name.)


                                This proxy will be voted FOR the proposal unless otherwise indicated. If you wish to follow the recommendation of Nucor's Board of Directors, it is not necessary to check any of the boxes.

                                PLEASE SIGN, DATE AND RETURN PROMPTLY IN
                                ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.


Signed_________________________________________ Dated_____________________, 2002
      (Please sign your name exactly as printed.)